EXHIBIT 4.1

GS FINANCE CORP.

Issuer

and

THE GOLDMAN SACHS GROUP, INC.

Guarantor

to

THE BANK OF NEW YORK MELLON

Trustee

FOURTH SUPPLEMENTAL INDENTURE

Dated as of August 21, 2018

Supplementing the Senior Debt Indenture,

dated as of October 10, 2008, among GS Finance Corp.,

The Goldman Sachs Group, Inc. and

The Bank of New York Mellon

FOURTH SUPPLEMENTAL INDENTURE, dated as of August 21, 2018 (the “Fourth Supplemental Indenture”), among GS Finance Corp., a Delaware corporation (the “Company”), The Goldman Sachs Group, Inc., a Delaware corporation (the “Guarantor”), and The Bank of New York Mellon, a New York banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantor have each heretofore made, executed and delivered to the Trustee a Senior Debt Indenture, dated as of October 10, 2008 (as amended to but excluding the date hereof, the “Indenture”), among the Company, the Guarantor and the Trustee, providing for the issuance from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) and the guarantee thereof by the Guarantor, in each case as described therein;

WHEREAS, Section 9.01(5) of the Indenture provides that, without the consent of any Holders, the Company and the Guarantor, when authorized by their Board Resolutions, and the Trustee, at any time and from time to time, may enter into an indenture supplemental thereto to add to, change or eliminate any of the provisions of the Indenture in respect of all or any Securities of any series, provided that any such addition, change or elimination shall neither (i) apply to any Security issued prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision;

WHEREAS, the Guarantor wishes to cease executing a Guarantee in connection with each issuance of Securities under the Indenture and the Company and the Guarantor wish to make related changes to the Indenture to clarify that the Guarantor’s Guarantee of each Security authenticated and delivered by the Trustee shall be as set forth in Article Fourteen of the Indenture, without any requirement for the Guarantor to separately execute and deliver Guarantees to be endorsed on Securities;

WHEREAS, the aforementioned changes apply only to Securities issued after the time this Supplemental Indenture is executed and do not apply to, or modify, the rights of Holders of, any other Securities;

WHEREAS, the Company and the Guarantor are executing and delivering to the Trustee this Fourth Supplemental Indenture in accordance with the provisions of Section 9.01(5) of the Indenture; and

WHEREAS, all acts and things necessary to make this Fourth Supplemental Indenture a valid, binding and legal agreement according to its terms have been done and performed, and the execution of this Fourth Supplemental Indenture has in all respects been duly authorized.

NOW, THEREFORE, in consideration of the premises contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Guarantor and the Trustee hereby agree for the equal and proportionate benefit of the respective Holders of the Securities from time to time, as follows:

Section 1.    The caption “Section 2.05 Form of Guarantee” from the Table of Contents is hereby amended and restated to read in its entirety as follows:

“2.05 [Reserved]”

Section 2.    The first sentence in “Recitals of the Guarantor” is hereby amended and restated to read in its entirety as follows:

“The Guarantor has duly authorized the execution and delivery of this Indenture to provide for the guarantee of the Securities as in this Indenture provided.”

Section 3.    The provisions of Sections 4 through 24 hereof shall apply to Holders of any Securities that may be issued under the Indenture on or subsequent to the date hereof.

Section 4.    The definition of “Guarantee” in Section 1.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Guarantee” means the guarantee of the Guarantor set forth in Section 14.01.”

Section 5.    Section 2.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 2.01 Forms Generally.

The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution of the Company or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.”

Section 6.    The tenth paragraph of Section 2.03 of the Indenture is hereby amended and restated to read in its entirety as follows:

“No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, or alter or impair the obligation of the Guarantor, which is unconditional to pay pursuant to the Guarantee.”

Section 7.    Section 2.05 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 2.05 [Reserved]”

Section 8.    Section 3.03 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 3.03 Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by a Chairman of the Board, a Vice Chairman of the Board, a President or a Vice President of the Company (or any other officer of the Company designated in writing by or pursuant to authority of the Board of Directors of the Company and delivered to the Trustee from time to time. The signature of any of these officers on the Securities may be manual or facsimile. Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions of the Company as permitted by Sections 2.01 and 3.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating,

(1)

if the form of such Securities has been established by or pursuant to Board Resolution of the Company as permitted by Section 2.01, that such form has been established in conformity with the provisions of this Indenture;

(2)

if the terms of such Securities or Guarantees thereof have been established by or pursuant to Board Resolution of the Company as permitted by Section 3.01, that such terms have been established in conformity with the provisions of this Indenture; and

(3)	that such Securities and the Guarantees thereof, when such Securities are authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities or the Guarantees thereof and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Notwithstanding the provisions of Section 3.01 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate of the Company otherwise required pursuant to Section 3.01 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

Each Security shall be dated the date of its authentication.

No Security or Guarantee thereof shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and (together with the Guarantee thereof) delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.09, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.”

Section 9.    Section 3.04 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 3.04 Temporary Securities.

Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.”

Section 10.    Section 3.05 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 3.05 Registration, Registration of Transfer and Exchange.

The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.

Upon surrender for registration of transfer of any Security of a series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount.

At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities, which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the Guarantor, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 3.04, 9.06 or 11.07 not involving any transfer.

If the Securities of any series (or of any series and specified tenor) are to be redeemed in part, the Company shall not be required (A) to issue, register the transfer of or exchange any Securities of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Securities selected for redemption under Section 11.03 and ending at the close of business on the day of such mailing (or during such period as otherwise specified pursuant to Section 3.01 for such Securities), or (B) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

The provisions of Clauses (1), (2), (3) and (4) below shall apply only to Global Securities:

(1)

Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(2)

Notwithstanding any other provision in this Indenture, and subject to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (A) such Depositary has notified the Company that it (i) is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered under the Exchange Act, (B) there shall have occurred and be continuing an Event of Default with respect to such Global Security or (C) the Company has executed and delivered to the Trustee a Company Order stating that such Global Security shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall promptly be effected by the Trustee). If the Company receives a notice of the kind specified in Clause (A) above or has delivered a Company Order of the kind specified in Clause (C) above, it may, in its sole discretion, designate a successor Depositary for such Global Security within 60 days after receiving such notice or delivery of such order, as the case may be. If the Company designates a successor Depositary as aforesaid, such Global Security shall promptly be exchanged in whole for one or more other Global Securities registered in the name of the successor Depositary, whereupon such designated successor shall be the Depositary for such successor Global Security or Global Securities and the provisions of Clauses (1), (2), (3) and (4) of this Section shall continue to apply thereto.

(3)

Subject to Clause (2) above and to such applicable provisions, if any, as may be specified as contemplated by Section 3.01, any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

(4)

Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Section, Section 3.04, 3.06, 9.06 or 11.07 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.”

Section 11.    Section 3.06 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 3.06 Mutilated, Destroyed, Lost and Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company, the Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has been or is about to become due and payable, the Company or the Guarantor in its absolute discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.”

Section 12.    Section 5.01(7) of the Indenture is hereby amended and restated to read in its entirety as follows:

“(7) except as provided by the terms hereof, the Securities of such series and the Guarantees thereof, the cessation of effectiveness of the Guarantee of a Security of that series or the finding by any judicial proceeding that the Guarantee of a Security of that series is unenforceable or invalid or the denial or disaffirmation by the Guarantor of its obligations under the Guarantee of a Security of that series; or”

Section 13.    The first sentence of Section 6.04 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantor, as the case may be, and the Trustee does not assume any responsibility for their correctness.”

Section 14.    The second paragraph of Section 6.11 of the Indenture is hereby amended and restated to read in its entirety as follows:

“In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the Guarantor, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series and the Guarantee to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series and the Guarantee as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company, the Guarantor or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.”

Section 15.    Section 9.01(1) of the Indenture is hereby amended and restated to read in its entirety as follows:

“(1) to evidence the succession of another Person to the Company or the Guarantor, as the case may be, and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, herein and in the Securities or the Guarantee; or”

Section 16.    Section 9.01(7) of the Indenture is hereby amended and restated to read in its entirety as follows:

“(7) to establish the form or terms of all or any Securities of any series as permitted by Sections 2.01 and 3.01; or”

Section 17.    Section 9.01(9) of the Indenture is hereby amended and restated to read in its entirety as follows:

“(9) to add to or change any of the provisions of this Indenture with respect to any Securities that by their terms may be converted into securities or other property other than Securities of the same series and of like tenor, in order to permit or facilitate the issuance, payment or conversion of such Securities; or”

Section 18.    Section 9.06 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 9.06 Reference in Securities to Supplemental Indentures.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company and the Guarantor shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee, the Company and the Guarantor, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.”

Section 19.    The last paragraph of Section 10.03 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company (and, pursuant to the Guarantees thereof, the Guarantor) for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease;

provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may, at the expense of the Company, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.”

Section 20.    Section 11.07 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 11.07 Securities Redeemed in Part.

Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company, the Guarantor or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.”

Section 21.    The first sentence in Section 13.01 of the Indenture is hereby amended and restated to read in its entirety as follows:

“The Company or the Guarantor may elect, at its option at any time, to have Section 13.02 or Section 13.03 applied to any Securities or any series of Securities, as the case may be, designated pursuant to Section 3.01 as being defeasible pursuant to such Section 13.02 or 13.03, in accordance with any applicable requirements provided pursuant to Section 3.01 and upon compliance with the conditions set forth below in this Article.”

Section 22.    Section 13.02 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 13.02 Defeasance and Discharge.

Upon the Company’s or the Guarantor’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, and the Guarantees thereof, the Company and the Guarantor shall be deemed to have been discharged from its obligations with respect to such Securities and Guarantees, as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company and the Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and Guarantees and to have satisfied all its other obligations under such Securities and Guarantees and this Indenture insofar as such Securities and Guarantees are concerned (and the Trustee, at the expense of the Company or the Guarantor, as the case may be, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.04 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities and the Guarantor’s obligations with respect to such Guarantees under Sections 3.04, 3.05, 3.06, 10.02, 10.03 and Article Fifteen, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company or the Guarantor may exercise its option (if any) to have this Section applied to any Securities, notwithstanding the prior exercise of its option (if any) to have Section 13.03 applied to such Securities and Guarantees.”

Section 23.    The first sentence of Section 13.03 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Upon the Company’s or the Guarantor’s exercise of its option (if any) to have this Section applied to any Securities or any series of Securities, as the case may be, (1) the Company shall be released from its obligations under, and the Guarantor will have no liability in respect of, Section 8.01(3) and Section 10.05, and any covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Sections 5.01(4) (with respect to any of Section 8.01(3) and Section 10.05, and any such covenants provided pursuant to Section 3.01(18), 9.01(2) or 9.01(7)) and 5.01(7) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities and Guarantees as provided in this Section on and after the date the conditions set forth in Section 13.04 are satisfied (hereinafter called “Covenant Defeasance”).”

Section 24.    Section 13.06 of the Indenture is hereby amended and restated to read in its entirety as follows:

“Section 13.06 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company or the Guarantor has been discharged or released pursuant to Section 13.02 or 13.03 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities (and Guarantees), until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.05 with respect to such Securities in accordance with this Article; provided, however, that if the Company or the Guarantor makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company or the Guarantor, as the case may be, shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.”

Section 25.    In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 26.    Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities or of series thereof as provided herein, any benefit or any legal or equitable right, remedy or claim under this Fourth Supplemental Indenture or the Indenture.

Section 27.    Unless otherwise defined in this Fourth Supplemental Indenture, all terms used in this Fourth Supplemental Indenture shall have the meanings assigned to them in the Indenture.

Section 28.    THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 29.     This Fourth Supplemental Indenture amends and supplements the Indenture and shall be a part and subject to all the terms thereof. Except as amended and supplemented hereby, the Indenture and all documents executed in connection therewith shall continue in full force and effect and shall remain enforceable and binding in accordance with their respective terms.

Section 30.    This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 31.    The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purpose of this Fourth Supplemental Indenture.

Section 32.    All agreements of the Company, the Guarantor and the Trustee in this Fourth Supplemental Indenture shall bind their successors and assigns, whether so expressed or not.

Section 33.    If any provision of this Fourth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Fourth Supplemental Indenture by the Trust Indenture Act of 1939, as amended, the required provision shall control.

Section 34.    The recitals contained herein shall be taken as the statements of the Company and the Guarantor, and the Trustee does not assume any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the day and year first above written.

GS FINANCE CORP.

By	/s/James J. White, Jr.
Name: James J. White, Jr.
Title: Treasurer

THE GOLDMAN SACHS GROUP, INC.

By	/s/Jane M. Kelsey
Name: Jane M. Kelsey
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON

By	/s/Laurence J. O’Brien
Name: Laurence J. O’Brien
Title: Vice President